SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                  Amendment #1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report: August 11, 2005
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                (Date of earliest event reported: March 28, 2005)
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                          Sutter Holding Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)



        Delaware                     001-15733                   75-3111137
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(State or Other Jurisdiction      (Commission File             (IRS Employer
     of Incorporation)                Number)               Identification No.)



            220 Montgomery Street, Suite 2100, San Francisco CA 94104
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (415) 788-1441
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     As previously disclosed on a current report on Form 8-K filed on October 15, 2004, the Registrant changed independent auditors on October 11, 2004. On March 25, 2005, the Registrant's current independent auditor suggested accounting treatment for a series of transactions that differed from the manner in which the Registrant had previously accounted for them. The series of transactions giving rise to this disclosure and which occurred during the Company's third fiscal quarter are: (1) the conversion from debt-to-equity of a loan from Knight Fuller, Inc. ("KFI"), a related party; and (2) the sale of KFI to an independent third party. The detail, nature of and accounting treatment for these transactions had been discussed by and among the Company's audit committee, senior executive officers and independent auditors. The KFI investment was carried as a non-core investment at cost. At the time of the debt-to-equity conversion and sale of KFI to an independent third party, which occurred simultaneously during the Company's third fiscal quarter, the Company changed the manner in which it carried the KFI investment, from cost to fair value, and recognized a gain on the sale. However, no such gain should have been recognized.

     During the Company's internal review in preparation for the Company's annual audit, the Company's treatment of these transactions during its fiscal third quarter was questioned internally by management and the Company's audit committee. No information came to light at that time which would have suggested that the Company needed to change its accounting treatment with respect to these transactions. On March 28, 2005, the Registrant definitively determined that (1) it had improperly accounted for the carrying value of a non-core investment and the resulting gain on sale from this investment in its 2004 fiscal third quarter, (2) it had improperly taken into revenue a gain on sale of such investment that included the Registrant taking shares of its common stock back into treasury, and (3) it had not previously accounted for an inducement component of a conversion of outstanding indebtedness of the Registrant into common stock. All of these matters relate to the Company's non-core, non-operating investment in KFI. The accounting error made by the Company was to recognize a gain on the transaction when applicable accounting rules provide that a company cannot recognize as revenue any gain or benefit that may be derived from the exchange, purchase or sale of its own common stock (i.e. company's may not profit from trading in their own securities.)

     The effect of the change in accounting treatment for this non-core, non-operating investment is expected to result in an approximate $863,000 non-cash reduction in reported earnings for the third fiscal quarter, from reported net earnings of approximately $82,000 to a reported net loss of approximately $781,000. The effect of this change in accounting treatment is entirely non-cash in nature and having to recognize this non-cash impact on the Company's GAAP reported financial statements results in neither an adverse nor a positive consequence to the Company's operations or financial condition. Moreover, the purchase and sale of the KFI asset was a non-operating activity; the Company is not in the business of buying and selling marketable and non-marketable securities. While this change in accounting treatment has no economic impact on the operations of the Registrant, the Registrant concluded that its 2004 fiscal third quarter financial statements on its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 22, 2004, particularly its reported earnings, should not be relied upon with respect to the matters disclosed herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SUTTER HOLDING COMPANY, INC.

                                          By: /s/ WILLIAM G. KNUFF, III
                                          -------------------------------------
                                          William G. Knuff, III
                                          Chairman and Chief Financial Officer
                                          Date: August 11, 2005